Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-107912) of Kaiser Group Holdings, Inc. of our reports dated March 26, 2007, relating to the consolidated financial statements and  financial statement schedule, which appears in this Form 10-K.

/s/ Stegman & Company

Baltimore, Maryland

March 30, 2007